UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

TESSCO Technologies Incorporated

(Exact name of the Company as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(the Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On June 24, 2016, TESSCO Technologies Incorporated (“TESSCO” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, the Company’s primary operating subsidiaries as co-borrowers, the Lenders party thereto, and SunTrust Bank, as Administrative Agent, swingline lender and an issuing bank. Terms used, but not defined, in this Current Report on Form 8-K have the meanings set forth in the Credit Agreement.

The Credit Agreement provides for a senior asset based revolving credit facility of up to $35 million (the “Revolving Credit Facility”), which matures in five years, on June 24, 2021. The Revolving Credit Facility includes a $5.0 million sublimit for the issuance of standby letters of credit and a $10.0 million sublimit for swingline loans. The Credit Agreement also includes a provision permitting the Company, subject to certain conditions and approval of the Lenders, to increase the aggregate amount of the commitments under the Revolving Credit Facility to an aggregate commitment amount of up to $50 million with optional additional commitments from existing Lenders or new commitments from additional lenders, although no Lender is obligated to increase its commitment. Availability is determined in accordance with a borrowing base, which is generally 85% of Eligible Receivables minus Reserves.  At present, the full $35 million commitment amount is available.

Borrowings initially accrue interest from the applicable borrowing date at an Applicable Rate equal to the Eurodollar Rate plus the Applicable Margin. The Eurodollar Rate is equal to the One Month LIBOR Index Rate as adjusted to reflect reserve percentages to which the Administrative Agent is subject under applicable Federal Reserve System regulations. When the Applicable Rate is the Eurodollar Rate plus the Applicable Margin, the Applicable Margin is 1.50% if Average Excess Availability is greater than or equal to 50%, and 1.75% otherwise.  Under certain circumstances, the Applicable Rate is subject to change at the Lenders’ option from the Eurodollar Rate plus the Applicable Margin to the Base Rate plus the Applicable Margin.  Base Rate is the highest from time to time of the prime lending rate announced by the Administrative Agent, the Federal Funds Rate plus 0.50%, and the Eurodollar Rate plus 1.00%. When the Applicable Rate is the Base Rate plus the Applicable Margin, the Applicable Margin is 0.25% if Average Excess Availability is greater than or equal to 50%, and 0.50% otherwise.  In any event, following an Event of Default, in addition to changing the Applicable Rate to the Base Rate plus the Applicable Margin, the Lenders’ may at their option set the Applicable Margin at 0.50% if the Base Rate applies or 1.75% if the Eurodollar Rate applies, and increase the Applicable Rate by an additional 200 basis points. The Applicable Rate adjusts on the first business day of each calendar month.  The Company is required to pay a monthly Commitment Fee on the average daily unused portion of the Revolving Credit Facility, at a per annum rate equal to .25%.

Borrowings under the Revolving Credit Facility may be used for working capital and other general corporate purposes, and as further provided in, and subject to the applicable terms of, the Credit Agreement.

The Company is required to prepay the balance outstanding on the Revolving Credit Facility under certain circumstances, including from net cash proceeds from certain asset dispositions in excess of certain thresholds.

The Credit Agreement contains representations, warranties and affirmative covenants. The Credit Agreement also contains negative covenants, including without limitation, restrictions on (i) Indebtedness and the issuance of Preferred Equity (ii) liens, (iii) fundamental changes, (iv) investments, (v) restricted payments (including restrictions on redemptions and dividends upon a default, and when Availability is below $12 million, subject to certain exceptions), and (vi) sale of assets. The Credit Agreement also contains events of default, such as payment defaults, cross-defaults to other material indebtedness, misrepresentations, bankruptcy and insolvency, the occurrence of a defined change in control and the failure to observe the negative covenants and other covenants contained in the Credit Agreement and the other loan documents.

Pursuant to a related Guaranty and Security Agreement, by and among the Company, the other borrowers under the Credit Agreement and the other subsidiaries of the Company (collectively, the “Loan Parties”), and SunTrust Bank, as Administrative Agent, the Obligations, which include the obligations under the Credit Agreement, are guaranteed by the Loan Parties not otherwise borrowers, and secured by continuing first priority security interests in the Company’s and the other Loan Parties’ (including both borrowers and guarantors) inventory, accounts receivable, and deposit accounts, and on all documents, instruments, general intangibles, letter of credit rights, and chattel paper, in each case to the extent relating to inventory and accounts, and to all proceeds of the foregoing (the

“Collateral”). The security interests in the Collateral are in favor of the Administrative Agent, for the benefit of the Lenders party to the Credit Agreement from time to time.  The Obligations secured also include certain other obligations of the Loan Parties to the Lenders and their affiliates arising from time to time, relating to swaps, hedges and cash management and other bank products.

The foregoing description of the Credit Agreement and Guaranty and Security Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement and to the Guaranty and Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

Item 1.02                   Termination of a Material Definitive Agreement.

Simultaneously with entering into the Credit Agreement and Guaranty and Security Agreement referenced in Item 1.01:

•                  The Company repaid in full its obligations under its and its primary operating subsidiaries’ Term Loan in the original principal amount of $4.5 million from Wells Fargo Bank, National Association and SunTrust Bank, which had been secured by a first position deed of trust encumbering Company-owned real property in Hunt Valley, Maryland, and which had an outstanding principal balance at March 27, 2016 in the amount of $1,900,000, and in connection therewith, the related Credit Agreement, Guaranty Agreement, and Term Note, each dated June 30, 2004, and as amended to date, terminated.

•                  The Company terminated its and its primary operating subsidiaries’ $35 million unsecured revolving credit facility with SunTrust Bank and Wells Fargo Bank, National Association, which had no outstanding principal balance at March 27, 2016 or at the time of termination, and in connection therewith the related Credit Agreement and Revolving Credit Note, each dated June 30, 2004, and as amended to date, terminated.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Credit Agreement dated as of June 24, 2016, among TESSCO Technologies Incorporated, the additional borrowers party thereto, the Lenders party thereto, and SunTrust Bank, as administrative agent, swingline lender and an issuing bank, together with the exhibits and schedules thereto.*

10.2.

Guaranty and Security Agreement dated as of June 24, 2016, among TESSCO Technologies Incorporated and its subsidiaries, the Lenders party thereto, and SunTrust Bank, as administrative agent, together with the exhibits and schedules thereto*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO TECHNOLOGIES INCORPORATED.

Date: June 29, 2016	By:	/s/ Aric Spitulnik
Name: Aric Spitulnik
Title: Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)